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                                                                     EXHIBIT 5.1

                              September 23, 1999

Catalytica, Inc.
430 Ferguson Drive
Mountain View, CA 94043-5272

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel to Catalytica, Inc., a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about September 23, 1999, in connection with the registration under the Securities Act of 1933, as amended, of 466,674 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), reserved for issuance under the Wyckoff Chemical Company, Inc. 1993 Stock Option Plan and the Wyckoff Chemical Company, Inc. Stock Bonus Plan (collectively, the "Plans"). As your legal counsel, we have examined the Restated Certificate of Incorporation and Bylaws of the Company, the Plans and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by you in connection with the operation and administration of the Plans and the sale and issuance of the Shares pursuant to the Plans.

     In our opinion, the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati